Comparison of change in value of $10,000 investment in Dreyfus Premier International Value Fund Class A shares, Class B shares, Class C shares and Class R shares and the Morgan Stanley
Capital International Europe, Australasia, Far East Index

EXHIBIT A:



             Dreyfus Premier    Dreyfus Premier    Dreyfus Premier    Dreyfus Premier
 PERIOD      International      International       International      International             Morgan Stanley
               Value Fund         Value Fund          Value Fund         Value Fund     Capital International Europe, Australasia,
            (Class A shares)   (Class B shares)   (Class C shares)   (Class R shares)           Far East Index *

   3/31/98       9,427             10,000              10,000             10,000                    10,000
  10/31/98       8,537              9,016               9,016              9,064                     9,573
  10/31/99      10,650             11,153              11,159             11,341                    11,778
  10/31/00      10,577             10,995              11,001             11,297                    11,436
  10/31/01       9,141              9,182               9,431              9,788                     8,586









* Source: Lipper Inc.